UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2006

SCIENTIFIC-ATLANTA, INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

1-05517	58-0612397
(Commission File Number)	(IRS Employer Identification No.)

5030 Sugarloaf Parkway, Lawrenceville, Georgia	30044
(Address of principal executive offices)	(Zip Code)

(770) 236-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger (as defined in Item 5.01), Scientific-Atlanta, Inc. (“Scientific-Atlanta”) has notified the New York Stock Exchange that each share of Scientific-Atlanta common stock, $0.50 par value per share (the “S-A Common Stock”), has been converted into the right to receive $43.00, as described in Item 5.01, and has requested that the New York Stock Exchange file with the Securities and Exchange Commission an application on Form 25 to strike the S-A Common Stock from listing and registration thereon. The New York Stock Exchange has confirmed that it has caused such filing to be made.

Item 5.01. Changes in Control of Registrant.

On February 24, 2006, pursuant to a definitive merger agreement dated November 18, 2005 (the “Merger Agreement”) by and among Cisco Systems, Inc. (“Cisco”), Scientific-Atlanta and a wholly-owned subsidiary of Cisco (“Merger Sub”), Merger Sub merged with and into Scientific-Atlanta (the “Merger”). Scientific-Atlanta survived the Merger and, as a result, became a wholly-owned subsidiary of Cisco. Pursuant to the terms of the Merger Agreement, Cisco paid $43.00 per share in cash for each outstanding share of Scientific-Atlanta common stock and assumed Scientific-Atlanta’s outstanding stock options for an aggregate purchase price of approximately $7.0 billion, or approximately $5.1 billion net of Scientific-Atlanta’s existing cash balance. Cisco used its cash on hand, including the proceeds from its recently completed underwritten public offering of debt securities, to fund its payment of the purchase price.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, effective as of February 24, 2006, the Amended and Restated Articles of Incorporation of Scientific-Atlanta were amended and restated by the Certificate of Merger filed by Scientific-Atlanta with the Secretary of State of the State of Georgia on February 24, 2006. The Amended and Restated Articles of Incorporation of Scientific-Atlanta (the “New Articles”) amend the prior Amended and Restated Articles of Incorporation (the “Old Articles”) by, among other things, reducing the authorized capital shares of Scientific-Atlanta from 350,000,000 shares, $0.50 par value per share, of common stock and 50,000,000 shares, $0.50 par value per share, of preferred stock to 1,000 shares of common stock, no par value per share, and no shares of preferred stock. In addition, the filing of the New Articles eliminated the Preferences and Rights of Series A Junior Participating Preferred Stock and the provisions in the Old Articles relating to the authorized number of directors and the classification of the Board of Directors of Scientific-Atlanta (the “Board”). The Amended and Restated Articles of Incorporation of Scientific-Atlanta are attached as Exhibit 3.1 hereto and are incorporated by reference into this Item 5.03.

Also in connection with the Merger, the By-Laws of Scientific-Atlanta (the “Old By-Laws”) were amended and restated, effective as of February 27, 2006, to provide, among other things, that: (a) special meetings of the shareholders may be called only by the Board except when the Georgia Business Corporation Code confers the right to call a special meeting upon the shareholders, replacing the corresponding provisions of the Old By-Laws, which provided that special meetings of the shareholders may be called by the chief executive officer or the secretary only when so directed by the Board or when so requested in writing by the holders of at least 75 percent of the issued and outstanding capital stock of Scientific-Atlanta entitled to vote in an election of directors; (b) the authorized number of members of the Board is three, subject to increases approved by the shareholders; and (c) the shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 14-2-808 of the Georgia Business Corporation Code. Prior to the changes described in clauses (b) and (c), under the Old Articles, the authorized number of directors could be changed only by the Board and directors of Scientific-Atlanta could be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the issued and outstanding capital stock of Scientific-Atlanta entitled to vote in an election of directors, voting as a single class. The Amended and Restated Bylaws are attached as Exhibit 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Cisco Systems, Inc., Columbus Acquisition Corp. and Scientific-Atlanta, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K (File No. 001-05517) filed November 21, 2005) †

3.1	Amended and Restated Articles of Incorporation of Scientific-Atlanta, Inc.

3.2	Amended and Restated Bylaws of Scientific-Atlanta, Inc.

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Scientific-Atlanta, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC-ATLANTA, INC.

Dated: March 2, 2006	By:	/s/ Michael C. Veysey
	Name:	Michael C. Veysey
	Title:	Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Cisco Systems, Inc., Columbus Acquisition Corp. and Scientific-Atlanta, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K (File No. 001-05517) filed November 21, 2005) †

3.1	Amended and Restated Articles of Incorporation of Scientific-Atlanta, Inc.

3.2	Amended and Restated Bylaws of Scientific-Atlanta, Inc.

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Scientific-Atlanta, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.